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                    BBVA BANCOMER, S. A.                                          BBVA BANCOMER, S. A.
                     GRAND CAYMAN BRANCH                                            SUC. GRAN CAYMAN
                P R O M I S S O R Y  N O T E                                          P A G A R E
No.:                                                               No.

Due date: SEPTEMBER 30, 2002                                       Fecha de Vencimiento: 30 DE SEPTIEMBRE DEL 2002
By means of this Promissory Note and for value received,  the      Por  medio  de  este  PAGARE  y  por  valor  recibido,   el
undersigned,  CEMEX,  S.A. DE C.V. (the  "Borrower"),  hereby      Suscrito:    CEMEX,   S.A.   DE   C.V.("El    Suscriptor"),
unconditionally   promises  to  pay  to  the  order  of  BBVA      incondicionalmente   promete  pagar  a  la  orden  de  BBVA
Bancomer,  S.  A.,  Institucion  de  Banca  Multiple,   Grupo      Bancomer,   S.A.  Institucion  de  Banca  Multiple,   Grupo
Financiero,   BBVA  Bancomer,   S.A.,  Grand  Cayman  Branch,      Financiero BBVA Bancomer S.A.,  Sucursal Gran Caiman Indias
British West Indies ("The  Bank"),  care of Bancomer New York      Britanicas   Occidentales  ("El  Banco")  en  sus  oficinas
Agency at its  office at 430 Park  Avenue,  19 th Floor,  New      situadas  en 430 Park  Avenue,  Piso 19,  New  York,  N.Y.,
York,  N. Y. 10022 United  States of America,  the  principal      10022  Estados  Unidos de  America  a favor de su  Sucursal
sum  of  United  States  Dollars   US$30,000,000.00   (Thirty      Gran  Caiman,   la  suma   principal  de   US$30,000,000.00
Million United States dollars)  together with interest on the      (Treinta  millones  de  dolares  de los  Estados  Unidos de
unpaid  balance  from the date hereof on  September  30, 2002      America),  junto con los intereses devengados sobre la suma
(the "Maturity  Date"), at an interest rate equal to the rate      no pagada,  contados desde la fecha de este pagare hasta su
per annum of LIBOR 1.86% (as  hereinafter  defined) plus 0.75      vencimiento  30 de  Septiembre  del 2002 (el "plazo") a una
percentage  points.  In the  event  that the  Banco de Mexico      tasa  de  interes  como  redito  anual,  resultante  de  la
determines that LIBOR is not a  representative  rate, even if      adicion de 0.75 puntos  porcentuales  a la tasa LIBOR 1.86%
it is  still  available,  then  the  interest  rate  on  this      (segun  se  define  mas  adelante).  En el evento de que el
Promissory  Note shall be changed to the rate declared by the      Banco de Mexico  dejare de  considerar a la tasa LIBOR como
Banco de  Mexico  as the  representative  rate on the date of      representativa y aun cuando se siga  publicando,  se tomara
such  declaration,  plus the percentage  points agreed in the      la que el Banco de Mexico  determine en  substitucion de la
first part of this paragraph.                                      referida  tasa LIBOR,  en la fecha en que asi lo  determine dicha  Institucion,  mas los puntos de margen  acordados en la primera parte de este parrafo.

The parties  herein  agree that in the event LIBOR can not be      Las  partes   acuerdan   que  en  caso  de  que  dejare  de
determined,  the  interest  rate  charged  on this  borrowing      publicarse  la  tasa  de  referencia   denominada  tasa  de
shall be the rate  determined  by the  Banco de Mexico as the      intereses  LIBOR,  se  aplicara  la tasa  que el  Banco  de
representative   rate.  If  the  Banco  de  Mexico  does  not      Mexico  determine como tasa  representativa.  En el caso de
determine a substitute  representative  rate for LIBOR,  then      que el Banco de Mexico  no  determine  una tasa  substituta
the  interest  rate  charged on this  borrowing  shall be the      representativa,  se  aplicara  como  tasa  substitutiva  el
C.C.P. US Dollar Interest Rate (as hereinafter  defined) plus      Costo de  Captacion a Plazo en Dolares  (CCP DOLARES ) (tal
0.0  percentage  points,  or in the  event  that the Banco de      y  como  se   define   mas   adelante),   mas  0.0   puntos
Mexico  determines that the C.C.P.  U.S. dollar interest Rate      porcentuales  o, en el  evento de que por  alguna  causa el
is not a representative  rate, even if it is still available,      Banco  de   Mexico   dejara   de   considerar   este   como
then the rate of this  Promissory  Note  shall be  changed to      representativo y aun cuando se siga  publicando,  se tomara
the  rate   declared   by  the   Banco  de   Mexico   as  the      la  que  el   Banco   de   Mexico   determine   como   tasa
representative  rate on the date  published at the  beginning      representativa  publicada  al inicio del  periodo en que se
of the interest  period,  plus the  percentage  points agreed      generen los intereses .
on  the first part of this paragraph.

In this Promissory Note,  "LIBOR" means the per annum rate of      En este PAGARE  "LIBOR"  significa  la tasa anual de interes
interest  offered  by  prime  banks in the  London  interbank      ofrecida   por  los   principales   Bancos  en  el   Mercado
market at  approximately  11:00 hours (London time),  such as      Interbancario de Londres  aproximadamente  a las 11:00 horas
it appears on page 3750 (or its  substitute  page, in case of      (hora de Londres)  que aparezca  publicada  dos dias habiles
issuing suspension) of the "Telerate"  Financial  Information      anteriores  a la fecha de  suscripcion  de este PAGARE en la
System  screen,  two (2)  business  days prior to the date of      Pagina 3750 (o en la pagina  substitutiva  de esta,  en caso
this Promissory Note for U. S. dollar deposits  approximately      de que dejara de  publicarse),  del  Monitor  del SISTEMA DE
equal in  principal  amount to the  principal  amount of this      INFORMACION  FINANCIERA  "TELERATE",  para los  depositos en
Promissory  Note and for a  maturity  approximately  equal to      U.S. dolares,  por una cantidad  aproximadamente  igual a la
the term of this  Promissory  Note,  and  "C.C.P.  US  Dollar      suma   principal  de  este  PAGARE  y  por  un   vencimiento
Interest  Rate"  means  the  medium  term  cost of  funds  of      aproximadamente  igual al termino del plazo de este  PAGARE,
liabilities  denominated in US Dollars of the Mexican Banking      y CCP  Dolares  el Costo  de  Captacion  a Plazo de  Pasivos
System  calculated,  issued  and  published  by the  Banco de      denominados  en Dolares  de los EEUU.A de la Banca  Mexicana
Mexico  in the  Diario  Oficial  de la  Federacion  (Official      que el Banco de  Mexico  calcule  y  publique  en el  Diario
Gazette of the United Mexican States).                             Oficial de la Federacion (Republica Mexicana).

The  principal  amount of this  Promissory  Note and interest      La suma principal de este PAGARE y los intereses  ordinarios
thereon  are due and  payable  on  Maturity  Date or, if such      seran  pagaderos en la fecha de vencimiento del mismo, o, si
date is not a  business  day in New York,  N. Y., on the next      esa  fecha  resulta  un dia  inhabil  en la  Ciudad de Nueva
succeeding  New York  business day. If any such amount is not      York, N. Y., se pagaran al siguiente  dia habil.  Si la suma
paid  when  due,  the  unpaid   balance  shall  bear  default      principal  no fuere  pagada en su  totalidad  en la fecha de
interest  at  an  interest  rate  equal  to  LIBOR  rate  for      vencimiento,   la  suma  del  principal  no  pagada  causara
overnight deposits, plus a spread of 2.055 percentage points.      intereses  moratorios  a una tasa anual que es el  resultado de sumar 2.055 puntos porcentuales a la tasa LIBOR.

Interest  hereunder  shall be computed on the basis of a year      El interes en cuestion se computara  sobre la base de un ano
of three  hundred  and sixty days for the number of  calendar      de trescientos  sesenta dias  multiplicado  por el numero de
days elapsed.                                                      dias calendario transcurridos.

Both  principal  and  interest  shall be paid in  immediately      La  suma   principal  e  intereses   de  este  PAGARE  seran
available  same day funds to the  account  set forth below in      pagaderos en moneda de curso legal de los Estados  Unidos de
lawful  currency of the United  States of  America,  free and      America  mediante  fondos  disponibles  el  mismo  dia en la
clear of and without  deduction  for or in respect of any and      Ciudad de Nueva  York,  N. Y. en la cuenta que se senala mas
all present and future taxes,  excluding taxes on the overall      adelante.  Los  intereses  determinados  en este  pagare son
income of "the Bank"  payable in the  United  Mexican  States      netos,  excluyendo  tanto el impuesto  global sobre la renta
and in the United States of America.                               del Banco pagadero en los Estados  Unidos  Mexicanos como en los Estados Unidos de America.

In accordance  with  provisions  set forth in article 52-B of      Conforme a lo  establecido en el Articulo 52-B de la Ley del
the  Income  Tax  Act  of  the  United  Mexican  States,  the      Impuesto  Sobre la Renta de los  Estados  Unidos  Mexicanos,
"Borrower"  binds to  withhold  to "the Bank" the  applicable      "El  Suscriptor"  esta  obligado  a retener  al  "Banco"  el
withholding  tax at the rate of 4.9% on the interest  payable      equivalente  al 4.9% de los intereses que le pague o le deba
to "The Bank",  and to deliver to "The Bank" written evidence      pagar.  "El  Suscriptor"   debera  entregar  al  "Banco"  la
confirming  the  amount  withheld.  This  evidence  shall  be      constancia de retencion  correspondiente  el mismo dia de la
delivered  in the same date that the  interest  is payable to      exigibilidad de los intereses.  En caso de que se modifiquen
"the  Bank".  In the event  that  changes  to the  Income Tax      las  disposiciones  fiscales  aplicables a los intereses que
regulations   applicable  to  foreign   credit   institutions      deben   pagarse  a   establecimientos   permanentes   en  el
established in the United  Mexican States are enacted,  these      extranjero  de  Instituciones  de  Credito  en  los  Estados
changes shall be  applicable to the interest  payable on this      Unidos Mexicanos,  tales disposiciones seran aplicadas a los
Promissory Note from  the date the changes are enacted.            intereses  que se  originen de este  PAGARE,  a partir de la fecha en que entren en vigor.

The  principal  amount  hereof and interest  thereon shall be      La  suma   principal   de  este   PAGARE  y  los   intereses
payable by  crediting  the account  number  400-210568  favor      correspondientes al mismo,  deberan ser pagados a "El Banco"
Bancomer,  S. A. Grand Cayman Branch,  at The Chase Manhattan      mediante  abono en la Cuenta  No.  400-210568,  en The Chase
Bank,  New  York,  N.  Y.,  located  as of  today at 270 Park      Manhattan Bank en la ciudad de Nueva York, N.Y.,  localizado
Avenue,  10017, New York, N. Y. United States of America,  or      en esta fecha en sus oficinas en 270 Park Avenue 10017,  New
in any other account subsequently stated by the "Bank".            York, N. Y. a favor de Bancomer,  S.A. Sucursal Gran Caiman,
                                                                   o en otra senalada con posterioridad por el Banco.

For  everything   related  to  this   PROMISSORY   NOTE,  the      Para todo lo relativo al presente  PAGARE "El Suscriptor" en
"Borrower"   hereby   expressly   submits   itself   to   the      este acto se somete en forma  expresa a la  jurisdiccion  de
jurisdiction  of the  courts  of the  State of New york or of      las Cortes del Estado de Nueva York o de los Estados  Unidos
the United  States of America  sitting in New York,  N. Y. or      de America con asiento en Nueva  York,  o de los  Tribunales
to the competent courts of Mexico City,  Distrito Federal, at      competentes  en la Ciudad de  Mexico,  Distrito  Federal,  a
the election of the holder hereof,  expressly waiving any and      eleccion  de  su  legitimo  tenedor,  renunciando  en  forma
all  rights to object to any holder of this  Promissory  Note      expresa a cualquier  derecho de jurisdiccion que pueda tener
in any such court,  whether such objection  would be based on      en la actualidad o en el futuro por razon de sus  domicilios
jurisdiction,   venue,   forum  non  conviens  or  any  other      presentes o futuros.
possible objection.

This  PROMISSORY  NOTE  shall be deemed to be made  under and      Este  PAGARE se  considerara  como  hecho bajo las leyes del
shall be governed by, and  construed in  accordance  with the      Estado  de Nueva  York,  y se  sujetara  e  interpretara  de
laws of the  State  ofNew  York,  United  States  of  America      acuerdo con dichas leyes, en el entendido,  sin embargo,  de
provided,  however,  that with  respect  to any legal  action      que con respecto a cualquier  accion legal  interpuesta  por
brought  by the holder  hereof in the courts of Mexico  City,      el tenedor de este PAGARE en los  Tribunales  competentes de
Distrito Federal,  this PROMISSORY NOTE shall be governed and      la Ciudad de Mexico,  Distrito  Federal,  se  sujetara a las
construed in accordance  with the laws of the United  Mexican      leyes de los  Estados  Unidos  Mexicanos  asi  como  todo lo
States.                                                            relativo a su interpretacion y cumplimiento.

This  PROMISSORY NOTE is executed in both English and Spanish      Este PAGARE se  suscribe  en ingles y en Espanol,  obligando
languages,  both of which versions shall bind the "Borrower",      ambas  versiones a "El  Suscriptor" en el  entendido,  sin
provided,  however, that the English version shall prevail in      embargo,  de que la version en Ingles  prevalecera  en todos
all  instances,  except in  connection  with any legal action      los casos a excepcion de cualquier accion legal  interpuesta
brought in Mexico City,  Distrito Federal, in which event the      con relacion a este PAGARE en los Tribunales  competentes en
Spanish version shall prevail.                                     la Ciudad de Mexico,  Distrito  federal,  en cuyo  caso,  la version en Espanol sera la que prevalezca.

IN WITNESS WHEREOF,  this promissory note is made entered and      El presente PAGARE se suscribe en, el 15 de Julio de 2002.
delivered in, on July 15, 2002.

                                Nombre del "Suscriptor" CEMEX, S.A. DE C.V.
                                Firma del Suscriptor o de su apoderado legal



                                        /s/ Rodrigo Trevino Muguerza
                                     -------------------------------------
                                       Ing. Rodrigo Trevino Muguerza
                                          Chief Financial Officer
                                        Direccion del "Suscriptor":
                                Ave. Constitucion # 444 Pte. Monterrey, N.L.


                                Nombre del "Aval" CEMEX MEXICO S.A. DE C.V.
                                Firma del Suscriptor o de su apoderado legal



                                        /s/ Rodrigo Trevino Muguerza
                                     -------------------------------------
                                       Ing. Rodrigo Trevino Muguerza
                                          Chief Financial Officer
                                        Direccion del "Suscriptor":
                                Ave. Constitucion # 444 Pte. Monterrey, N.L.

                         Nombre del "Aval" EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.
                                Firma del Suscriptor o de su apoderado legal



                                        /s/ Rodrigo Trevino Muguerza
                                    --------------------------------------
                                       Ing. Rodrigo Trevino Muguerza
                                          Chief Financial Officer
                                        Direccion del "Suscriptor":
                                Ave. Constitucion # 444 Pte. Monterrey, N.L.


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